UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2006

Volkswagen Auto Loan Enhanced Trust 2003-2
Volkswagen Public Auto Loan Securitization, LLC
(Exact name of Issuing Entity and Depositor/Registrant as specified in their charters)

Delaware	333-103709	83-0349353
Delaware	333-103709-02	43-6903059
(State or other jurisdiction	Commission File Numbers for Registrant and	(IRS Employer
of incorporation of Registrant and Issuing	Issuing Entity, respectively)	Identification Nos. for Registrant and Issuing
Entity, respectively)		Entity, respectively)

3800 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices of Registrant)	(Zip Code)
Registrant’s telephone number, including area code: (248) 754-5000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Section 6. Asset Backed Securities
     Item 6.02. Change of Servicer or Trustee
     On October 4, 2006, we were informed during a telephone conversation that on October 1, 2006, the sale by JPMorgan Chase Bank, N.A., of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York was closed. As a result of this sale, on October 1, 2006, The Bank of New York became the successor Indenture Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus Supplement filed by the Registrant.
     The Bank of New York is a New York banking corporation and will act as the Indenture Trustee under the transaction documents. The Bank of New York has been, and currently is, acting as indenture trustee for numerous transactions and programs involving pools of automobile receivables.
     The issuing entity, Volkswagen Auto Loan Enhanced Trust 2003-2, is a Delaware statutory trust. The Owner Trustee of the issuing entity, The Bank of New York (Delaware), is an affiliate of The Bank of New York.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2006	Volkswagen Public Auto Loan Securitization, LLC
	By:	/s/ Timothy J. Flaherty
		Name:	Timothy J. Flaherty
		Title:	Assistant Treasurer

Volkswagen Auto Loan Enhanced Trust 2003-2 By VW Credit, Inc. as Administrator
	By:	/s/ Timothy J. Flaherty
		Name:	Timothy J. Flaherty
		Title:	Assistant Treasurer